Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-265842

Prospectus Supplement

(To Prospectus dated July 7, 2022)

FTC SOLAR, INC.

Up to $11,350,576

Common Stock

We have entered into an At the Market Offering Agreement dated as of May 1, 2025 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Manager” or “Wainwright”), relating to the sale of shares of our common stock, $0.0001 par value per share (the “common stock”). In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock through the Manager acting as sales agent and/or principal. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $11,350,576.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, the Manager is not required to sell any specific number or dollar amounts of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Manager and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Manager will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our shares of common stock on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-18 of this prospectus supplement.

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock under this prospectus supplement and the accompanying base prospectus.

Our common stock is listed and trades on the Nasdaq Capital Market under the symbol “FTCI.” The last sale price of our shares of common stock on April 29, 2025 was $3.42 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on the Nasdaq Capital Market on April 29, 2025, which was $3.42 per share, was $11,350,576, based on 9,966,612 shares of our outstanding common stock as of the date of this prospectus supplement, of which 6,861,675 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the

12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $0 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our shares of common stock involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 1, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-265842) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on June 27, 2022 and was declared effective on July 7, 2022.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying base prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. We have not, and the Manager has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying base prospectus and the information incorporated by reference herein and therein. We and the Manager do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. We are not, and the Manager is not, making an offer of the securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying base prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying base prospectus the terms, the terms “FTC Solar,” the “Company,” “we,” “our” or “us” in this prospectus supplement refer to FTC Solar, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K (as such risk factors may be updated from time to time in our public filings). Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying base prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the section in this prospectus supplement entitled “Risk Factors” and the documents incorporated by reference herein and therein, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and accompanying base prospectus.

Overview

FTC Solar, Inc. was founded in 2017 and is incorporated in the state of Delaware. In April 2021, we completed an initial public offering (“IPO”), and our common stock currently trades on the Nasdaq Capital Market under the symbol “FTCI”.

We are a global provider of solar tracker systems, supported by proprietary software and value-added engineering services. Solar tracker systems move solar panels throughout the day to maintain an optimal orientation relative to the sun, thereby increasing the amount of solar energy produced at a solar installation. Our original two modules-in-portrait (“2P”) solar tracker system is marketed under the Voyager brand name (“Voyager”) and our one module-in-portrait (“1P”) solar tracker system is marketed under the Pioneer brand name (“Pioneer”). We also have a mounting solution to support the installation and use of U.S.-manufactured thin-film modules. Our primary software offerings include SUNPATH which helps customers optimize solar tracking for increased energy production and our SUNOPS real-time operations management platform. In addition, we have a team of renewable energy professionals available to assist our U.S. and worldwide clients in site layout, structural design, pile testing and other needs across the solar project development and construction cycle. Our products and services provide tracker solutions for large utility-scale solar and distributed generation projects around the world. Our customers are primarily engineering, procurement and construction companies (“EPCs”) and we also contract with developers and owners. The Company is headquartered in Austin, Texas, and has international subsidiaries in Australia, China, India, South Africa and Spain.

During 2024, we added to our executive leadership team. In August 2024, Yann Brandt joined the Company as President and Chief Executive Officer, and he is a member of our Board of Directors. Further, Cathy Behnen was appointed as our Chief Financial Officer in February 2024; we hired Alberto Echeverria, a former CEO and Executive Member of the Board of STI Norland, as our Senior Vice President of International Sales in May 2024; and Kent James joined us in January 2025 as our Chief Commercial Officer for North America.

On December 2, 2024, we entered into an asset purchase agreement with a third-party for the sale of certain assets, including intellectual property, associated with our Atlas web-based software platform, used by customers to organize and manage their solar project portfolios, for a price of $0.9 million, plus future potential earnout payments. The earnout payments, which could total up to $0.2 million, are contingent upon annual license renewals by certain existing customers during 2025.

On December 4, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor as the purchaser under the Purchase Agreement (the “Investor”). Pursuant to the Purchase Agreement, we sold, and the Investor purchased $15.0 million in principal amount of senior secured promissory notes (the “Senior Notes”) and warrants. The Senior Notes mature on December 4, 2029.

During 2024, we announced several large new project awards, involving supply agreements for delivery of up to 1 gigawatt of our tracker technology each with Strata Clean Energy, Sandhills Energy and Dunlieh Energy and we launched our automated hail stow solution, aimed at minimizing solar panel damage caused by hailstorms.

In January 2025, we entered into a 5-gigawatt supply Letter of Intent with Recurrent Energy. Recurrent is one of the world’s largest and most geographically diversified utility-scale solar developers. The projects are expected to be located in the U.S., Europe and Australia and utilize a combination of our 1P and 2P tracker technologies. It is anticipated that the first project revenue under this arrangement will begin in the second half of 2025.

Additionally, we were awarded a 333-megawatt project from GPG Naturgy, the power generation subsidiary of multinational energy leader Naturgy, which operates in more than 20 countries with 16 million customers. The project, which is located in Australia, will utilize our 1P Pioneer tracker and is expected to begin tracker production in mid-2025.

Also, in Q1 of 2025 we were awarded a 280-megawatt project from Rosendin, a top 5 EPC and the largest employee-owned electrical contractor in the U.S. The project, which is located on the U.S. West Coast, will also utilize our 1P Pioneer solution and is expected to begin tracker production in mid-2025.

On March 4, 2025, we entered into a binding term sheet (the “Term Sheet”) with the Investor, pursuant to which the Investor agreed to purchase up to $10,000,000 in principal amount of Senior Notes and warrants to purchase up to 1,166,667 shares of our common stock. We expect to enter into definitive documentation with respect to the transactions contemplated by the Term Sheet on or prior to May 31, 2025.

Finally, we received a $3.2 million earn-out on our prior investment in Dimension Energy. The payment, which was received in the first quarter of 2025, brings the total escrow release and earn-outs received since 2021 to more than $15 million.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, we elected to use the allowed extended transition period to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We also qualify as a smaller reporting company under the rules and regulations of the SEC.

Description of the Business

We currently offer trackers and software solutions targeting the utility-scale solar energy markets to current and potential customers in the United States, Asia, Europe, the Middle East, North Africa, South Africa and Australia.

Our Voyager tracking system is built upon a self-powered 2P single-axis tracker design utilizing a 60-meter independent row architecture, which we believe provides numerous advantages to our customers. We have expanded our Voyager tracker portfolio into ultra-large-format modules (“ULFMs”) and U.S. thin-film modules to accommodate the different customer solar installations. We also improved the resilience of the trackers by increasing wind speed tolerance up to 150 miles per hour.

In addition, our Pioneer 1P solar tracker solution leverages technological advantages of Voyager and provides what we believe to be numerous cost savings benefits to our customers relative to other 1P solutions, including faster assembly capability, a reduced pile count and embedment depth, and higher slope tolerance. We have continued to broaden compatibility options for Pioneer, including for ULFMs and the newest Series 7 U.S. thin-film modules, as well as additional foundation options, like screw piles.

Our SUNOPS operations management software is designed to help customers identify and resolve tracker underperformance issues, with insights down to a single tracker array. Our SUNPATH software can be used by customers to help recover energy lost due to row-to-row shading on undulating terrain and land-constrained sites while maximizing energy production on cloudy days, which allows our customers to maximize their solar site revenue. This is accomplished through adjusting the tracking angle of each row individually to minimize the impact of shadow casting, especially on undulating terrain, and to optimize tracking angles on cloudy days. SUNPATH leverages satellite imagery to predict cloud movements and to adjust the tracking system in real-time to provide optimal performance.

We continue to make efforts to expand our domestic and international footprint, along with our customer outreach efforts. As an example, in early 2025, we named one of the members of our executive leadership team as our Senior Vice President, Customer Excellence, to lead our initiatives to enhance customer satisfaction, retention and loyalty in order to support our long-term growth. In addition, in 2023, we established a Customer Advisory Board, chaired by the president of Powin, a global leader in energy storage systems, to provide support for our future expected growth and assist in our efforts to ensure a world-class customer experience.

The vast majority of our revenue in the periods preceding the date of this prospectus supplement was attributable to sales by our legal entities in the United States and Australia.

Since 2022, we have also been focused on efforts to improve our gross margins through design-to-value initiatives intended to reduce our product cost structure, as well as other efforts to make our period cost structure more efficient, without sacrificing service to our customers.

We currently operate in one business segment, the manufacturing and servicing of solar tracker systems.

We report both product and service revenue in our consolidated financial statements. Product revenue is derived from the sale of solar tracker systems and customized components for those systems, individual part sales for certain specific transactions and the sale of term-based software licenses. Service revenue includes revenue from shipping and handling services, engineering consulting and pile testing services, our subscription-based enterprise licensing model and maintenance and support services in connection with the term-based software licenses.

We incur costs associated with the revenue generated related to (i) the raw materials used in our solar tracker systems, including parts and components, (ii) equipment manufacturing activities, net of incentives earned, (iii) personnel costs attributable to procurement, installation and delivery of finished products and services, (iv) freight and delivery, (v) product warranty, (vi) insurance, and (vii) customer support.

We currently outsource all manufacturing to contract manufacturing partners. We are focused on growing our U.S. manufacturing supply partners in order to reduce lead times for our customers, as well as other potential benefits. As an example, on February 9, 2023, we entered into a limited liability company agreement with Taihua New Energy (Thailand) Co., LTD, a leading steel fabricator and an existing vendor, and DAYV LLC, for the creation of Alpha Steel LLC (“Alpha Steel”), a Delaware limited liability company dedicated to producing steel components, including torque tubes and structural fasteners, for utility-scale and distributed generation solar projects. The Alpha Steel facility, which is located outside of Houston in Sealy, Texas, began limited commercial production late in the fourth quarter of 2023. For further discussion, see Note 11 “Equity method investment” included in our consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition to Alpha Steel, we plan to continue to partner with other U.S.-based manufacturers to further add to our domestic content capabilities and we will continue to use existing and new international manufacturers to expand our capacity, as needed, to address anticipated increases in future volume.

Market Factors

Several market factors are driving the growth in solar energy including:

•	the declining cost of solar photovoltaic (PV) modules over the last several years, although this may be affected in the future in the event of higher tariffs being applied;

•	government incentives such as tax incentives, Renewable Portfolio Standards (“RPS”) and international climate commitments to accelerate the adoption of solar energy;

•	increasing demand for electricity associated with new data center construction and expansion of the use of artificial intelligence;

•	environmental concerns regarding greenhouse gas emissions;

•	technological advancements in solar panel design and efficiency; and

•	corporate sustainability goals, among other factors.

Our global market opportunity is driven by three primary factors: (i) overall growth in utility-scale solar projects, (ii) the increased usage of trackers as the preferred mounting system in utility-scale solar projects and (iii) our ability to execute our product roadmap by providing new products that improve performance and cost efficiency of solar power projects.

Governments across the globe have established policies to support a transition away from fossil fuels and towards low-carbon forms of energy, such as solar power. In the United States, while there is no federal legislation implementing RPS, over half of the states have implemented their own RPS policies with some setting ambitious targets of 50% or even 100% of electric power coming from renewable energy sources by specific dates.

The U.S. government has typically relied on federal tax credits, grants and loan programs to encourage development of new renewable energy technologies and projects. The most notable incentive program impacting our U.S. business has historically been the investment tax credit (“ITC”) for solar energy projects, which allows taxpayers to offset their U.S. federal income tax liability by a certain percentage of their cost basis in solar energy systems placed in service for commercial use. The Inflation Reduction Act of 2022 (“IRA”), passed by the U.S. Congress and signed into law by President Biden on August 16, 2022, expanded and extended the tax credits and other tax benefits available to solar energy projects and the solar energy supply chain. ITCs are currently available at a base rate of 30% for projects that begin construction by the end of 2032, and decline to 26% and 22% for projects beginning construction in 2033 and 2034, respectively. Bonus credits are additionally available for projects that meet applicable domestic content and prevailing wage and apprenticeship rules. U.S. manufacturers of specific solar components are now eligible to claim production tax credits under Section 45X of the Internal Revenue Code of 1986, as amended, which was established as part of the IRA and is a per-unit tax credit earned for each clean energy component manufactured domestically and sold by a manufacturer. Our investment in, and commitments made to, Alpha Steel allow us to obtain benefits of lower product costs from Alpha Steel as a result of the production tax credit program, subject to our level of purchases from Alpha Steel.

Globally, investments in renewable energy have accelerated since the Paris Agreement under the United Nations Framework Convention on Climate Change (the “Convention”), which became effective in 2016, and which requires signatory nations to set certain carbon reduction goals, among other commitments. However, the Trump Administration has issued an executive order to start the process to withdraw the United States from the Paris Agreement and is unlikely to support future international efforts to combat climate change. U.S. withdrawal from the Convention, however, does not limit the efforts by other signatories to achieve their commitments under the Convention.

Prior to the Trump Administration, these factors, along with efficiency improvements and cost reductions in the underlying photovoltaic cell technology used in solar energy production, have contributed to solar energy becoming the fastest growing source of new electricity in America. The U.S. Energy Information Administration, in its January 2025 Short-Term Energy Outlook, estimates that solar generation, as a result of capacity additions, will increase in the United States by 34% in 2025 and 17% in 2026 and will supply most of the increase in electrical generation during those years. The presidency of Donald Trump and Republican control of the U.S. Congress has created uncertainty regarding whether changes will be made to available tax credits and other government subsidies and whether other actions will be taken by the Trump Administration or Congress that eliminate or reduce solar-related incentives and subsidies or that otherwise directly or indirectly impact the solar energy industry, and which could have an adverse impact on short- and long-term outlook of the solar industry in the U.S. and abroad. We continue to monitor and adapt to developments and administrative updates surrounding the fast-paced changes in U.S. tariff policy.

Solar trackers have been gaining market share versus fixed-tilt mounting systems due to their ability to optimize energy production, accommodate more varied terrain and offer a more attractive return on investment. Based on information published in 2024 by Credence Research, in 2023, North America and Europe collectively accounted for over half of the solar tracker market with Asia Pacific having a market share around 38% – 42%. We believe we are well positioned to benefit from the accelerating adoption of both one and two-panel in-portrait tracker systems, bifacial panels and larger-format or higher-powered bifacial panels.

Our growth strategy is based on (i) increasing our market share in the United States, (ii) continuing our international expansion, including by increasing our sales to the distributed generation market, (iii) enhancing our tracker product offerings, (iv) reducing our operating costs through operating leverage, (v) expanding our software offering by supporting lean construction, operating, maintenance and lifecycle management and improving the attachment rate of enhanced software to tracker sales, and (vi) identifying additional strategic acquisitions or other opportunities.

Governmental Policies and Regulations

While U.S. federal and state governments have provided incentives for expansion of the use of solar energy as described above, other policies and actions of the U.S. federal government have had a negative impact on demand through creation of uncertainty as to the ability and cost of importing solar modules into the United States.

The Uyghur Forced Labor Prevention Act (“UFLPA”) was passed by the U.S. Congress and signed into law by President Biden on December 23, 2021. The UFLPA established a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China (“Xinjiang”), or that are produced by certain entities, is prohibited by Section 307 of the Tariff Act of 1930 and that such goods, wares, articles, and merchandise are not entitled to entry to the United States. U.S. Customs and Border Protection (“CBP”) began implementing the presumption set out in the UFLPA on June 21, 2022, resulting in new rules for solar module importers and reviews by CBP.

On April 1, 2022, the U.S. Department of Commerce, in response to a petition by Auxin Solar, Inc. (“Auxin”), published a notice initiating an investigation (“the Solar Circumvention Investigation”) of claims related to alleged circumvention of U.S. antidumping and countervailing duties (“AD/CVD”) by solar manufacturers in certain Southeast Asian countries, in an effort to determine whether or not solar cells and/or modules made in those Southeast Asian nations use parts originating from China in order to circumvent the AD/CVD tariffs. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar deployers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide anti-dumping duties are now nearly 240% and countervailing duties for all other countries are over 15%. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, the U.S. Department of Commerce is currently conducting an antidumping and countervailing duty investigation into imports of Crystalline Silicon Photovoltaic Cells from Vietnam, Malaysia, Thailand and Cambodia, which may result in additional duties imposed on imports from those nations.

These policies and actions, along with delays in receiving permits from certain local and state entities, and backlogs in the interconnection queue study process in various regions, resulted in some developers deferring projects, which negatively impacted our 2024 and 2023 revenue and cash flows and may continue to negatively impact our revenue and our cash flows in 2025.

There continues to be some uncertainty in the market around achieving full compliance with UFLPA, whether related to sufficient traceability of materials or other factors. Escalating trade tensions, particularly between the United States and China, have led to increased tariffs and trade restrictions, including tariffs applicable to certain raw materials and components for our products. We have taken measures with the intention of mitigating the effect of tariffs and the impact of AD/CVD and UFLPA on our business by reducing our reliance on China and enhancing our U.S.-based and global supply chain, including through our investment in Alpha Steel.

Environmental, social and governance (“ESG”)

Our mission and core values

Our mission is to drive energy independence through effective and efficient solar engineering and innovation.

The following three central pillars are what we were founded on and what currently guides our company:

•	Sustainability, as we were born from sustainable products;

•	Innovation in the energy transition; and

•	Asset-light to provide efficient and flexible capacity.

We accelerate the adoption of renewable energy by reducing the cost of construction, simplifying the installation process and improving the energy yield of solar projects, thus supporting the transition away from fossil fuels. We make solar energy generation more efficient and attainable with our software, engineering and differentiated products.

We are committed to the following core values in the way we do business:

•	Integrity - We do the right thing. We are humble and listen to new ideas. We respect our customers and our teammates.

•	Accountability - We are all accountable and act with urgency. We are transparent and deliver on our commitments. We come together to solve problems.

•	Innovation - We collaborate to create world class solutions. We foster a learning culture. We turn great ideas into our future.

•	Excellence - We are committed to high quality. We plan well and execute flawlessly. We are focused on results.

Environmental management

We are committed to protecting our environment for the benefit of current and future generations. We design our products and operations to reduce environmental impacts and maximize environmental savings.

Since 2018, we have maintained ISO 14001:2015 certification through third-party assurance. The standard from the International Organization for Standardization (“ISO”) details the requirements for an environmental management system that we use to measure and manage our environmental performance. Specifically, our tracker business is ISO 9001:2015, ISO 14001:2015 and ISO 45001:2018 certified, and through Intertek has met the standards necessary to qualify for the UL certification for solar trackers. Our contract manufacturing partners also undergo a qualification process to remain on our approved vendor list, which includes a review and assessment of their environmental performance.

We assess our emissions across our global operations, focusing initially on Scope 1 and Scope 2 emissions. Our Scope 1 emissions cover a fleet of light-duty trucks we operate for equipment delivery and technical support. Our Scope 2 emissions are associated with purchased electricity primarily at our offices in Texas, India, Australia. All of our manufacturing is outsourced to contract manufacturing partners, and we currently do not own or lease any manufacturing facilities.

Seasonality

Our revenue may be impacted by seasonality and variability related to the timing of construction activity. Based on historical experience, we have experienced to some degree lower levels of customer purchasing during winter months in cold-weather climates as it is more costly to our customers to set foundations when the ground is frozen, however, such fluctuations due to seasonality have not had a material adverse impact on our operations.

Competition

The tracker industry is highly specialized and dominated by a relatively small number of companies. Our direct tracker competitors include Array Technologies, Inc., GameChange Solar, Nextracker Inc., and PVH. We also compete indirectly with manufacturers of fixed-tilt mounting systems. We compete on the basis of product performance and features, total cost of ownership (usually measured by the levelized cost of energy), reliability and duration of product warranty, sales, manufacturing and distribution capabilities, training, customer support and the ability to identify, hire and retain qualified personnel.

Several of our existing and potential competitors are significantly larger than we are and may have greater financial, marketing, manufacturing, distribution and customer support resources, as well as broader brand recognition and greater market penetration, especially in certain markets.

Patents, Trademarks and Trade Names

We maintain a robust program of research and development to continue to enhance and expand our product offerings to our customers.

Our trademarks and trade names include, but are not limited to, Voyager Tracker, Pioneer Tracker, SUNPATH, SUNOPS and FTC Solar, which are protected under applicable intellectual property laws. This Prospectus Supplement also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Prospectus Supplement are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

As of December 31, 2024, we had patents in the following locations:

Locations	Patents Granted	Patents Allowed and Pending for Examination
United States	49	2
Australia	4	1
All other	7	1

Total	60	4

Our issued U.S. patents are expected to expire between 2027 and 2043.

Corporate Information

We were incorporated under the laws of the State of Delaware on January 3, 2017 under the name FTC Solar, Inc. Our principal executive offices are located at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759. Our telephone number is (737) 787-7906. Our website address is www.ftcsolar.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

THE OFFERING

Common Stock Offered in This Offering	Shares of our common stock having an aggregate offering price of up to $11,350,576.

Common Stock Outstanding Before This Offering	13,071,548 shares.

Common Stock to be Outstanding After This Offering	16,390,430 shares, assuming sales at a price of $3.42 per share, which was the closing price of our common stock on Nasdaq on April 29, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	An “at the market offering” that may be made from time to time through Wainwright as sales agent or principal. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information.

Use of Proceeds	We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” on page S-11.

Risk Factors	Investing in our shares of common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully read this prospectus supplement in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page S-10 of this prospectus supplement, beginning on page 3 of the accompanying base prospectus and page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our reports filed with the SEC, and the financial data and related notes and the reports incorporated by reference herein and therein.

Nasdaq Capital Market Symbol	“FTCI”.

The above discussion and table are based on 12,853,823 shares of common stock issued and outstanding as of December 31, 2024 and exclude the following:

•

1,799,715 shares of common stock reserved for future grant or issuance under our 2021 Stock Incentive Plan and 613,022 shares of common stock reserved for future grant or issuance under our 2021 Employee Stock Purchase Plan;

•

219,653 shares of common stock issuable upon exercise or vesting of options, having a weighted average exercise price of $19.73 per share (with 196,465 of such options being exercisable, having a weighted average exercise price of $21.27 per share); and

•	1,566,439 shares of common stock issuable upon vesting of restricted stock units, having an estimated grant date fair value of $5.70 per share.

RISK FACTORS

You should carefully consider the following risk factors and the information discussed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks Related to this Offering

Changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenue, results of operations or cash flows.

Trade policies and international disputes at times result in increased tariffs, trade barriers and other restrictive measures. In particular, China and the United States have imposed and announced significant tariffs on imports of goods from each other’s respective countries in recent years. These developments and any further tariff increases could potentially impact our suppliers’ hardware component prices and impact any plans to provide services in China and other international markets. These developments could have a material adverse effect on global economic conditions and the stability of global financial markets.

China is a major producer of solar cells and other solar products. Certain solar cells, modules, laminates and panels from China are subject to tariffs imposed by the United States. Tariffs on solar cells, modules and inverters from China may put upwards pressure on prices of energy products in other countries.

On April 1, 2022, the U.S. Department of Commerce, in response to a petition by Auxin, published a notice initiating the Solar Circumvention Investigation relating to alleged circumvention of AD/CVD by solar manufacturers in certain Southeast Asian countries. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar deployers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide anti-dumping duties are now nearly 240% and countervailing duties for all other countries are over 15%. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, the U.S. Department of Commerce is currently conducting an antidumping and countervailing duty investigation into imports of Crystalline Silicon Photovoltaic Cells from Vietnam, Malaysia, Thailand and Cambodia, which may result in additional duties imposed on imports from those nations.

Furthermore, the United States continues to impose tariffs on goods imported from China under Section 301 of the Trade Act of 1974 (the “Section 301 Tariffs”). Although these tariffs were reduced in connection with the “Phase One” Agreement between the United States and China, which was signed in January 2020, the United States continues to impose tariffs ranging from 7.5% to 25% on a wide range of Chinese imports. These tariffs apply to solar products such as modules, inverters, and non-lithium-ion batteries. Since these tariffs impact the purchase price of solar products, they raise the cost associated with purchasing these solar products from China and reduce the competitive pressure on providers of solar products not subject to these tariffs.

In 2018, the President of the United States announced the imposition of tariffs on certain imported solar cells and modules under Section 201 of the Trade Act of 1974 (the “Section 201 Tariffs”). These tariffs apply on a global basis, to cells and modules from a variety of jurisdictions. The amount of these tariffs has declined over time, and is currently 14.25% ad valorem. On August 12, 2024, President Biden announced an adjustment to the tariff rate quota on solar cells raising it from 5 GW per year to 12.5 GW, starting August 1, 2024.

Finally, the new Trump administration has announced plans to impose 25% tariffs, affecting steel and aluminum imports into the United States, which could result in interruptions in the supply chain and impact costs and our gross margins.

Tariffs currently in place and the possibility of additional tariffs in the future have created uncertainty in the industry. If the price of solar systems in the United States increases further, the use of solar systems could become less economically feasible and could further reduce our gross margin or reduce demand for solar systems manufactured and sold, which in turn may decrease demand for our products. Additionally, existing or future tariffs may negatively affect our customers and manufacturing partners. We continue to monitor and adapt to developments and administrative updates surrounding the fast-paced changes in U.S. tariff policy.

We have taken measures with the intention of mitigating the effect of tariffs and the impact of AD/CVD and UFLPA on our business by reducing our reliance on China and enhancing our U.S.-based supply chain, including through our investment in Alpha Steel.

Our directors, executive officers and principal stockholders will continue to have substantial control over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our 5% stockholders and their affiliates, in the aggregate, beneficially own approximately 34% of the outstanding shares of our common stock, based on the number of shares outstanding as of December 31, 2024. As a result, these stockholders, if acting together, will be able to significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

If you purchase securities sold in this offering, you will incur immediate dilution.

Since the price per share of our common stock being offered is higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering, you will suffer dilution with respect to the as adjusted net tangible book value of the shares of common stock you purchase in this offering. Based on an assumed offering price of $3.42 per share (which was the closing price of our common stock on Nasdaq on April 29, 2025) and our as adjusted net tangible book value as of December 31, 2024, if you purchase common stock in this offering, you will suffer immediate dilution of $2.07 per share with respect to the net tangible book value of the common stock. You may experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, exercise of outstanding warrants, and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

A large number of shares of common stock may be sold in the market as a result of this offering, which may significantly depress the market price of our common stock.

The shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering.

If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that such sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of our additional equity securities.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an instruction to Wainwright at any time throughout the term of the Sale Agreement to sell shares of common stock. The number of shares of common stock that are sold by Wainwright after delivering an instruction will fluctuate based on a number of factors, including the market price of the shares of common stock during the sales period, limits we set with Wainwright and demand for our shares of common stock during the sales period. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued, if any.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends for the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation in the price of our common stock, if any, may be your only source of gain on an investment in our common stock.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds.” Accordingly, our management will have significant flexibility in applying the net proceeds, if any, from this offering. You will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Our stock price has been volatile and may continue to be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the public offering price.

Our stock price has fluctuated in the past and may continue to be volatile and subject to significant fluctuations in the future. The price of our common stock may change in response to fluctuations in our results of operations in future periods and also may change in response to other factors, including factors specific to companies in our industry. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. Among other factors that could affect our stock price are:

•	changes in laws or regulations applicable to our industry or offerings;

•	speculation about our business in the press or investment community;

•	price and volume fluctuations in the overall stock market;

•	volatility in the market price and trading volume of companies in our industry or companies that investors consider comparable;

•	share price and volume fluctuations attributable to inconsistent trading levels of our common stock;

•

our ability to protect our intellectual property and other proprietary rights and to avoid infringement, misappropriation or violation of the intellectual property and other proprietary rights of third parties or claims by third parties of such infringement, misappropriation or violation;

•	sales of our common stock by us or our principal stockholders, officers and directors;

•	the expiration of contractual lock-up agreements;

•	the sustainability of an active trading market for our common stock;

•	success of competitive products or services;

•

the public’s response to press releases or other public announcements by us or others, including our filings with the SEC, announcements relating to litigation or significant changes in our key personnel;

•	the effectiveness of our internal controls over financial reporting;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	tax developments in the U.S. or other markets;

•	strategic actions by us or our competitors, such as acquisitions or restructurings; and

•	changes in accounting principles.

Further, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. In addition, the stock prices of many renewable energy companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as inflation, recessions, interest rate changes or international currency fluctuations, may cause the market price of our common stock to decline. As a result, you may not be able to resell any of your shares of our common stock at or above the price paid.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, we do not have binding agreements or commitments for any material acquisitions or investments at this time.

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. We may not sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing. Therefore, the actual aggregate offering price, commissions and net proceeds are not determinable at this time.

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2024 was approximately $10,748,000, or $0.84 per share. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of shares of our common stock having an aggregate offering price of up to $11,350,576 in this offering at an assumed offering price of $3.42, the last reported sale price of our common stock as reported on Nasdaq on April 29, 2025, and after deducting commissions and estimated total offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $21,758,058, or $1.35 per share. This represents an immediate increase in net tangible book value of $0.51 per share to existing stockholders and an immediate decrease in net tangible book value of $2.07 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$3.42

Historical net tangible book value per share on December 31, 2024	$0.84

Increase in net tangible book value per share attributable to this offering	$0.51

As adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		$1.35

Dilution per share to new investors in this offering		$2.07

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.42 per share shown in the table above, assuming all shares of our common stock having an aggregate offering price of up to $11,350,576 are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.54 per share and would result in dilution in net tangible book value per share to new investors of $2.88 per share, after deducting commissions and estimated total offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.42 per share shown in the table above, assuming all shares of our common stock having an aggregate offering price of up to $11,350,576 are sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $1.15 per share and would result in an increase in net tangible book value per share to new investors of $1.27 per share, after deducting commissions and estimated total offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 12,853,823 shares of common stock issued and outstanding as of December 31, 2024 and exclude the following:

•

1,799,715 shares of common stock reserved for future grant or issuance under our 2021 Stock Incentive Plan and 613,022 shares of common stock reserved for future grant or issuance under our 2021 Employee Stock Purchase Plan;

•

219,653 shares of common stock issuable upon exercise or vesting of options, having a weighted average exercise price of $19.73 per share (with 196,465 of such options being exercisable, having a weighted average exercise price of $21.27 per share); and

•	1,566,439 shares of common stock issuable upon vesting of restricted stock units, having an estimated grant date fair value of $5.70 per share.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

We are offering up to 3,318,881 shares of common stock at an assumed offering price of $3.42 per share, which was the closing price of our common stock on Nasdaq on April 29, 2025, for aggregate gross proceeds of $11,350,576. The following description of our shares of common stock summarizes the material terms and provisions thereof.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying base prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “FTCI.” The transfer agent for the common stock is Continental Stock Transfer & Trust.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of May 1, 2025, under which we may offer and sell shares of our common stock from time to time through Wainwright as the sales agent. Pursuant to this prospectus supplement and the accompanying base prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $11,350,576.

The Sales Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of the Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000, in addition to up to a maximum of $5,000 per due diligence update session in connection with this offering for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us, plus any incidental expense incurred by Wainwright in connection therewith. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be filed as an exhibit to our Current Report on Form 8-K, to be filed with the SEC, and such agreement shall be incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in this prospectus supplement for more information.

LEGAL MATTERS

The validity of the common stock being offered under this prospectus supplement by us will be passed upon for us by Pryor Cashman LLP of New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to H.C. Wainwright & Co., LLC in connection with this offering.

EXPERTS

The consolidated financial statements of FTC Solar Inc. (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.ftcsolar.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•	Current Reports on Form 8-K, filed on March 10, 2025, March 31, 2025 and May 1, 2025, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K

•

The portions of the Definitive Proxy Statement on Schedule 14A, filed on April 30, 2025, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	The description of common stock set forth in the Description of Registrant’s Securities, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759, Attention: Bill Michalek (telephone: (737) 787-7906). Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

PROSPECTUS

$250,000,000 Common Stock, Preferred Stock,

Debt Securities, Warrants

by FTC Solar, Inc.

35,674,463 Shares of Common Stock

by Selling Stockholders

FTC Solar, Inc. may offer and sell from time to time in one or more offerings (i) common stock, (ii) preferred stock, (iii) debt securities, which may be senior or subordinated and convertible or non-convertible, and (iv) warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities. The aggregate offering price of all securities sold by us under this prospectus may not exceed $250,000,000.

This prospectus also relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to 35,674,463 shares of our common stock, par value $0.0001 per share. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of common stock held by the selling stockholders.

This prospectus provides you with a general description of the securities and the general manner in which we and the selling stockholders may offer or sell the applicable securities. If required, more specific terms of the securities will be provided in an accompanying prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. For general information about the distribution of securities offered by us and the selling stockholders, see “Plan of Distribution for Securities Offered by Us” and “Plan of Distribution for Shares Offered by Selling Stockholders” respectively. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “FTCI.” On June 23, 2022, the last reported sale price of our common stock as reported on Nasdaq was $4.96 per share.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 7, 2022

i

ABOUT THIS PROSPECTUS

General

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In addition, the selling stockholders identified in this prospectus may use this registration statement to offer and sell from time to time up to 35,674,463 shares of our common stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby. The selling stockholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell the shares of common stock offered hereby through any means described under the heading “Plan of Distribution for Shares Offered by Selling Stockholders” or in any accompanying prospectus supplement. As used herein, the term “selling stockholder” includes each selling stockholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

We and the selling stockholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

When used in this prospectus, unless the context otherwise requires, all references to “FTC Solar,” “we,” “us,” “our,” the “Company” and similar designations refer to FTC Solar, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries.

Market, Industry and Other Data

This prospectus includes or incorporates by reference estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, you are cautioned not to place undue reliance on such market data. References to our being a leader in a market or product category refer to our belief that we have a leading market share position in such specified market based on sales dollars, unless the context otherwise requires.

Trademarks, Service Marks and Trade Names

This prospectus includes our trademarks and trade names, including, but not limited to, Voyager Tracker and FTC Solar, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus and any accompanying prospectus supplement carefully, together with the additional information under the heading “Where You Can Find More Information; Incorporation by Reference.”

FTC SOLAR, INC.

Overview

We were founded in 2017 and are incorporated in the state of Delaware. We are a global provider of advanced solar tracker systems, supported by proprietary software and value-added engineering services. Our mission is to provide differentiated products, software, and services that maximize energy generation and cost savings for our customers, and to help facilitate the continued growth and adoption of solar power globally. Trackers significantly increase the amount of solar energy produced at a solar installation by moving solar panels throughout the day to maintain an optimal orientation relative to the sun. Our tracker systems are currently marketed under the Voyager brand name (“Voyager Tracker” or “Voyager”). Voyager is a next-generation two-panel in-portrait single-axis tracker solution that we believe offers industry-leading performance and ease of installation. We have a team of dedicated renewable energy professionals with significant project installation experience focused on delivering cost reductions to our U.S. and worldwide clients across the solar project development and construction cycle. Our solar solutions span a range of applications, including ground mount, tracker, canopy, and rooftop. We are headquartered in Austin, Texas, and have international subsidiaries in Australia, India, Singapore and South Africa.

On January 13, 2017, we entered into an asset purchase agreement with SunEdison Utility Holdings, Inc. (“Seller”) to purchase all assets of the Seller, in addition to assuming any liabilities, for a total transaction price of $6 million. Seller discontinued its operations and filed for bankruptcy prior to the acquisition date. The assets purchased as part of this acquisition included intangible assets in the form of developed technology (the “AP90 tracker”), software, and inventory. In connection with the acquisition, we were formed by the management team behind the AP90 tracker, a first-generation tracker based on a one-panel in-portrait, linked-row design. Our management team utilized their design and construction experience, and their experience with installing and operating other competitive tracking solutions, to create the next-generation Voyager Tracker, which achieved product certification in 2019.

We currently offer tracking and software solutions targeting the utility-scale solar energy markets to current and potential customers in the United States, Asia, the Middle East, North Africa, South Africa and Australia, and we aim to continue to expand our global footprint in Latin America, New Zealand and Europe. Our Voyager tracking system is built upon a self-powered, two-panel in-portrait design utilizing a 60-meter independent row architecture, which provides numerous advantages to our customers.

Our customers include project developers, solar asset owners and engineering, procurement and construction contractors that design and build solar energy projects.

We currently operate in one business segment and derive our revenue primarily from the sale of: (i) Voyager Tracker and customized components of Voyager Tracker, (ii) individual parts of Voyager Tracker for certain specific transactions, (iii) shipping and handling services, (iv) term-based software licenses, (v) maintenance and support services for the term-based software licenses and (vi) subscription services.

We report both product and service revenue in our consolidated financial statements. Product revenue includes revenue from the sale of Voyager Tracker and customized components of Voyager Tracker, individual part sales for certain specific transactions, and sale of term-based software licenses. Service revenue includes revenue from shipping and handling services, subscription fees from licensing subscription services, and maintenance and support services in connection with the term-based software licenses.

We incur costs associated with the revenues generated related to (i) the raw materials used in the Voyager Tracker system, including parts and components, (ii) personnel costs attributable to procurement, installation and delivery of finished products and services, (iii) freight and delivery, (iv) product warranty, (v) insurance and (vi) customer support.

We outsource all manufacturing to contract manufacturing partners who rely largely on raw materials obtained from international sources, including various vendors located in Southeast Asia. We, and our contract manufacturing partners, have been impacted by global logistics issues and increasing costs to obtain and deliver those materials during the last nine months of 2021 and continuing into 2022. We continue to focus on improving product margins by seeking ways to reduce such costs.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, we elected to use the allowed extended transition period to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Corporate Information

We were incorporated under the laws of the State of Delaware on January 3, 2017 under the name FTC Solar, Inc. Our principal executive offices are located at 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759. Our telephone number is (737) 787-7906. Our website address is https://ftcsolar.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, strategies, prospects, financial condition, results of operations or cash flows and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks incudes or refers to forward-looking statements. You should read the explanations and limitations on such forward-looking statements discussed elsewhere in the prospectus under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. In addition, with respect to the acquisition discussed in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, these factors also include risks related to: (1) costs related to the integration of the acquisition, (2) the inability to successfully merge goals and technology with the acquisition company, (3) the ability to recognize the anticipated benefits of the acquisition (including expected orders and revenues for the acquisition company, which are based on our reasonable due diligence of such company and the information and representations that such company has made to us), which may be affected by, among other things, competition, brand recognition, the ability of the combined companies to grow and manage growth profitably and retain their key employees, (4) the failure of the combined companies to effectively scale tracker systems and solutions in certain international markets and (5) changes in applicable laws or regulations that impact the feasibility of the operations of the combined companies. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus in connection with the primary offering for general corporate purposes, including the financing of our operations and possible business acquisitions or investments. We will not receive any proceeds from the sale of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 35,674,463 shares of our common stock by the selling stockholders named below, and their donees, pledgees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

The following table, based upon information currently known by us, sets forth as June 10, 2022, (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the selling stockholders. Percentage ownership is based on 100,659,085 shares of common stock outstanding as of June 10, 2022, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after June 10, 2022, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. We do not know when or in what amounts a selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the selling stockholders.

Except as described in the footnotes in the table below, the selling stockholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

	Beneficial Ownership of Common Stock Prior to this Offering		Number of Shares to be Sold Under this Prospectus	Beneficial Ownership of Common Stock after this Offering
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
ARC Family Trust(1)	20,285,356	20.2%	20,285,356	0	0%
South Lake One LLC(2)	14,652,750	14.6%	14,652,750	0	0%
Isidoro Quiroga Cortés(3)	736,357	0.7%	736,357	0	0%

(1)

The ARC Family Trust was established by Ahmad Chatila for the benefit of certain members of his family. Shaker Sadasivam is the trustee of the ARC Family Trust and has sole voting and dispositive power with respect to these shares. Mr. Chatila and Mr. Sadasivam are members of our board of directors. The business address of this stockholder is 20 Montchanin Road, Suite 100, Greenville, DE 19807.

(2)

Isidoro Quiroga Cortés, María Victoria Quiroga Moreno, Martín Guiloff Salvador and Felipe Correa González, in their capacity as members of the board of directors, may be deemed to have voting and dispositive power (acting jointly Isidoro Quiroga Cortés or María Victoria Quiroga Moreno with any of Martín Guiloff Salvador and Felipe Correa González) with respect to all shares held by South Lake One LLC. Mr. Quiroga Cortés is a member of our board of directors. The principal business address of this stockholder is 5711 Pdte. Riesco, Office No. 1603, Las Condes, Santiago, Chile.

(3)	Mr. Quiroga Cortés is a member of our board of directors. The principal business address of this stockholder is 5711 Pdte. Riesco, Office No. 1603, Las Condes, Santiago, Chile.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material provisions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and does not purport to be complete and is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), each as in effect as of the date of this prospectus. Copies of these documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

•	850,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 28, 2025, there were 13,071,548 shares of common stock outstanding, held by 28 stockholders of record, and no shares of preferred stock outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of our common stock are entitled to receive ratably those dividends, if any, when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock are entitled to receive ratably our remaining assets legally available for distribution.

Rights and Preferences

Our common stock is not subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Fully Paid and Non-Assessable

All shares of our common stock outstanding are fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, the total number of authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock issued or outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue one or more series of preferred stock (including convertible preferred stock) without stockholder approval, unless required by law or any stock exchange. Our board of directors has the discretion to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Options

As of June 10, 2022, options to purchase in the aggregate 8,160,452 shares of our common stock were outstanding under our equity compensation plans.

Registration Rights

Certain holders of our common stock, options, restricted stock units and similar instruments have certain registration rights pursuant to the registration rights agreement entered into on April 29, 2021, as amended from time to time (the “Registration Rights Agreement”). The registration rights set forth in the Registration Rights Agreement expires on the earlier of April 29, 2024 or, with respect to any particular stockholder, when such stockholder is able to freely sell all of its shares pursuant to Rule 144 of the Securities Act. We will pay the registration expenses (other than underwriting discounts and commissions) of the holders of the shares registered pursuant to the registrations described below. The Registration Rights Agreement does not provide for any cash penalties or any penalties connected with delays in registering our common stock.

In an underwritten offering, the managing underwriter, if any, or in the case of a demand registration not being underwritten, our board of directors, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights

Any holder or group of holders that, together with its respective affiliates, beneficially own at least 15% of our shares of common stock and equity rights that are convertible into or exercisable or exchangeable for shares of our common stock (the “Company Shares”) entitled to certain demand registration rights can make a request that we register all or a portion of their shares. Such request for registration must cover securities the aggregate offering price of which, after payment of underwriting discounts and commissions, would equal or exceed $5,000,000. We are not required to effect more than two registrations on Form S-1 within any 12-month period. At the holders’ request, an offering pursuant to a demand registration may be underwritten.

Form S-3 Registration Rights

Any holder or group of holders that, together with its respective affiliates, beneficially own at least 15% of the Company Shares entitled to certain Form S-3 registration rights can make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3 and if the reasonably anticipated aggregate gross proceeds of the shares offered would equal or exceed $2,000,000. We are not required to effect more than four registrations on Form S-3 per calendar year in the aggregate in addition to the registrations on Form S-1.

Anti-Takeover Provisions

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors are able to elect all our directors.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered terms. Our amended and restated certificate of incorporation provides that directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of a majority of the board of directors or the chairman of the board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of our management.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our capital stock entitled to vote thereon were present and voted, unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated certificate of incorporation.

The foregoing provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of FTC Solar. Pursuant to Section 262 of the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s shares thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders, (iii) action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery, (iv) action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, (v) action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine, or (vi) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL; provided, however, that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to us or our stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the

DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on Nasdaq under the symbol “FTCI.”

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wilmington Trust, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information; Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering common stock, preferred stock, debt securities and warrants with an aggregate offering price of up to $250,000,000, to be sold by us under a shelf registration process. We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters for resale to purchasers;

•	through dealers to purchasers;

•	through agents to purchasers;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.

We may also sell the securities offered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the accompanying prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the accompanying prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the accompanying prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the accompanying prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the accompanying prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the accompanying prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION FOR SHARES OFFERED BY SELLING STOCKHOLDERS

On behalf of the selling stockholders, we are registering 35,674,463 shares of our common stock for resale by the selling stockholders at such times and at such places as they choose. The decision to sell any such shares is within the sole discretion of the holders thereof.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

•

On Nasdaq or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters).

•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Ordinary brokerage transactions (including pursuant to 10b5-1 plans).

•	Transactions in which the broker solicits purchasers.

•	Directly to one or more purchasers.

•	A combination of these methods.

In connection with the distribution of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholders may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders or their underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by a selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of ours or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholders. We are paying certain expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incidental to the offering and sale of the common stock by selling stockholders to the public. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to FTC Solar, Inc.’s Current Report on Form 8-K dated June 13, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 3) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference in this prospectus and any accompanying prospectus supplement, are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.ftcsolar.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference and is not part of this prospectus or any accompanying prospectus supplement.

The rules of the SEC allow us to incorporate by reference into this prospectus and any accompanying prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

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Annual Report on Form 10-K for the fiscal year ended December  31, 2021, filed on March 21, 2022, of which Part II, Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and Part II, Item 8 (“Financial Statements and Supplementary Data”) are superseded by the Current Report on Form 8-K, filed on June 13, 2022;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022;

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Current Reports on Form 8-K, filed on January 27, 2022, March  15, 2022, April  5, 2022, April  8, 2022, June  2, 2022, June  13, 2022 and June 17, 2022, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;

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The portions of the Definitive Proxy Statement on Schedule 14A, filed on April 29, 2022, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•	The description of common stock set forth in the Description of Registrant’s Securities, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus but not delivered with this prospectus. You should direct requests for those documents to FTC Solar, Inc., 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759, Attention: Bill Michalek (telephone: (737) 787-7906). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.